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                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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                                               Americana Publishing, Inc
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On December 9, 2003, the Company issued the following Press Release:

FOR IMMEDIATE RELEASE                           George Lovato, Jr. 505-265-6121

    AMERICANA PUBLISHING, INC. FILES PRELIMARY PROXY STATEMENT REQUESTS MEASURES TO FACILITATE AGGRESSIVE GROWTH
                                                       PLANS
                                                        - - - -
                                 Company Requests Increase In Authorized Common Shares
                                            and Re-capitalization of Stock

     Albuquerque - December 9, 2003 - Americana Publishing, Inc. (OTCBB: APBH)
said today that it has filed a preliminary proxy statement asking shareholders to vote to increase the total number of shares of common stock authorized by 400 million to a total of 500 million.  The Company is also seeking a measure to approve a reverse stock split up to 100:1.  Regarding the stock split, the Company stressed that it will not consider any such reverse split unless the Board of Directors determines it is in the best interests of the Company and its shareholders.

         "In order to facilitate our aggressive short- and long-term growth plans as it relates to raising capital, we may require the issuance of additional shares in the future," said George Lovato, Americana chairman and chief executive officer.  "The reason we are requesting this increase is to accommodate the Company's capitalization needs. We may also consider a reverse split only at a time when it makes sense and is in keeping with our efforts to increase shareholder value."

         "We want to take Americana Publishing to the next level and become a significant player in the multi-billion dollar audio book market as well as establishing a foothold in the burgeoning online DVD/VCR movie sales," Lovato stressed.  "The ability to be able to increase our total authorized shares of common stock and potential to reverse split our stock will assist us in achieving those goals by increasing our ability to attract favorable financing."

         According to the Audio Publishers Association, annual sales of audio books total nearly $2 billion, with approximately 42 million Americans listening to audio books.

ABOUT AMERICANA PUBLISHING, INC.
Americana Publishing, Inc. is a vertically integrated multimedia publishing company whose primary business is publishing and selling audio books, print books and electronic books in a variety of genres.  Sales of its products are conducted through the Internet as well as through a distribution network of more than 35,000 retail stores, libraries and truck stops.

Safe Harbor Statement -This press release contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause the results of Americana
Publishing, Inc. to differ materially from those expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing.  These statements are based on expectations as of the date of this press release.  Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in the reports filed by Americana Publishing, Inc. with the Securities and Exchange Commission.  Americana Publishing,
Inc. assumes no obligation to, and does not intend to, update these forward-looking statements.